Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Fourth-Quarter and Full-Year 2021 Financial Results

RALEIGH, N.C., March 28, 2022 – Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the fourth quarter and full year ended December 31, 2021. Key results include:

●	Full year revenues rose 15.5%, with a 40.2% increase in the fourth quarter.
●	Gross profit grew 19.1% and 31.5% for the full year and fourth quarter, respectively, with margins exceeding 59% in both periods.
●	For the full year, net loss was $16.6 million and Adjusted EBITDA[1] loss was $8.7 million, improvements of 17.9% and 21.2%, respectively.
●	As announced March 16, 2022, Marrone Bio and Bioceres Crop Solutions (NASDAQ: BIOX) have entered into a definitive agreement to combine the companies in an all-stock transaction.

Selected Financial Highlights

$ in millions	Q4 2021	Q4 2020	% Increase (Decrease)	FY 2021	FY 2020	% Increase (Decrease)
Revenues	$10.8	$7.7	40.2%	$44.3	$38.4	15.5%
Gross Profit	$6.5	$4.9	31.5%	$27.2	$22.9	19.1%
Gross Margin	59.7%	63.7%	-400 bps	61.5%	59.6%	+190 bps
Operating Expenses	$12.1	$9.0	34.2%	$42.7	$40.1	6.5%
Operating Expense Ratio	111.6%	116.6%	-500 bps	96.3%	104.4%	-820 bps
Net Income (Loss)	$(5.3)	$(4.2)	26.2%	$(16.6)	$(20.2)	(17.9%)
Adjusted EBITDA[1]	$(4.0)	$(2.2)	78.7%	$(8.7)	$(11.0)	(21.2%)
Cash Used in Operations	$(3.4)	$(7.4)	(53.9%)	$(10.0)	$(16.0)	(37.6%)

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Management Commentary

“We ended 2021 on a positive note, with high demand for our crop protection products ahead of the Northern Hemisphere growing season,” said Chief Executive Officer Kevin Helash. “We delivered solid revenue growth and higher gross profit in both the fourth quarter and full year. These results were in line with our prior projections and set the stage for our future growth.

“Looking forward, we anticipate revenue growth for the first half of 2022 will significantly outpace our rate of growth in the first half of 2021, with sales in the second quarter exceeding those in the first quarter, in line with our typical pattern,” Helash added.

Helash concluded, “On March 16, 2022, we announced our intention to merge with Bioceres. We look forward to completing the transaction in the third quarter of 2022.”

Fourth Quarter 2021 Financial and Operational Summary

○	Strong demand for the company’s crop protection products for use in specialty crops in the United States — notably Regalia® biofungicide, and Venerate® and Grandevo® bioinsecticides — were the key contributors to the 40.2% increase in 2021 fourth quarter revenues.
○	Gross profit in the 2021 fourth quarter was $6.5 million, as compared with $4.9 million in the fourth quarter of 2020, a 31.5% improvement. Gross margins of 59.7% were slightly lower than in the same period in 2020 as a function of product mix.
○	Operating expenses were $12.1 million in the fourth quarter of 2021, as compared with $9.0 million in the fourth quarter of 2020. The 34.2% increase reflected higher legal and consulting expenses, primarily related to merger and acquisition activities, and one-time, upfront payments associated with research and development (R&D) agreements.
○	The operating expense ratio – a key performance indicator that compares operating expenses to revenues – improved by 500 basis points to 111.6% as sales increased at a higher rate than costs.
○	The net loss in the fourth quarter was $5.3 million in 2021, as compared with a net loss of $4.2 million in the fourth quarter of 2020. Fourth-quarter Adjusted EBITDA was a loss of $4.0 million in 2021, as compared with $2.2 million in 2020. Both the net loss and Adjusted EBITDA reflected the higher operating expenses in the quarter. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
○	Cash used in operations was $3.4 million, as compared with a use of cash of $7.4 million in the same period in 2020.

Full Year 2021 Financial and Operational Summary

○	Full year 2021 revenues of $44.3 million were a 15.5% increase from full year 2020 revenues of $38.4 million. The company recorded continued strong sales of seed treatments for the major row crops in the United States and Europe. Sales of bioprotection products in specialty crops expanded, although the pace of sales was slowed by drought conditions early in the year in the western United States.
○	Gross profit rose 19.1% for the full year, with gross margins up 190 basis points to 61.5% as a result of product mix and manufacturing improvements.
○	Operating expenses of $42.7 million, a 6.5% increase, were in line with the company’s commitment to maintain spending in line with 2020, plus inflation. In comparison, operating expenses for fiscal year 2020 benefited by $1.4 million from a Paycheck Protection Program (PPP) loan secured to retain employees supporting the essential agricultural industry during the COVID-19 pandemic, which has since been forgiven.

○	The full year operating expense ratio was 96.3%. This 820 basis point improvement was a function of increased revenues and effective cost management.
○	The net loss for 2021 was $16.6 million as compared with a net loss of $20.2 million in 2020, an 17.9% improvement. Adjusted EBITDA for the full year in 2021 improved by 21.2% to a loss of $8.7 million as compared with a loss of $11.0 million in 2020. Both metrics benefited from the increases in net sales and gross profit. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
○	Cash used in operations for the full year 2021 was $10 million, as compared with a use of cash of $16 million in 2020. Cash used in operations for the full year 2020 benefited from $1.7 million in proceeds from the PPP loan.

Conference Call and Webcast

Management will host an investor conference call at 4:30 p.m. ET to discuss Marrone Bio Innovations’ fourth quarter and full year 2021 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q4 2021 Conference Call and Webcast

Date: Monday, March 28, 2022

Time: 4:30 p.m. Eastern

U.S. Dial-in: 1-844-612-2103

International Dial-in: 1-918-922-3145

Conference ID: 2075879

Webcast: https://edge.media-server.com/mmc/p/7u5z3faa

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A telephonic playback of the call will be available through April 6, 2022. To listen, call 1-855-859-2056 in the United States, or 1-404-537-3406 internationally. Please use the conference ID number 2075879. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: https://investors.marronebio.com/

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

GAAP to non-GAAP Reconciliation

	YEAR ENDED	YEAR ENDED
	DECEMBER 31,	DECEMBER 31,
	2021	2020
Net Loss (AS REPORTED)	$(16,554)	$(20,168)
Taxes	45	29
Interest expense	1,570	1,443
Depreciation and amortization	3,531	3,558
EBITDA	$(11,408)	$(15,138)
Stock based compensation	3,351	3,595
Loss on modification of warrants	—	72
Loss on issuance of new warrants	—	1,391
Change in fair value of contingent consideration	(639)	445
Reduction in expenses related to PPP funds	—	(1,396)
Adjusted EBITDA	$(8,696)	$(11,031)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins, operating expenses, and other financial results; the potential benefits and value of the company’s products and statements regarding the potential completion of a merger transaction with Bioceres Crop Solutions. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies, shareholders and other relevant third parties and costs associated with the Bioceres transaction or any other strategic acquisitions or other business opportunities we elect to pursue, failure to satisfy any of the other conditions to the proposed transaction with Bioceres on a timely basis or at all, and the occurrence of events that may give rise to a right of one or both of the parties to terminate the definitive agreement with Bioceres. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Telephone: 530-750-2800

info@marronebio.com

MARRONE BIO INNOVATIONS, INC.
Consolidated Balance Sheets
(Unaudited, In Thousands, Except Par Value)

	DECEMBER 31,	DECEMBER 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$19,623	$15,841
Accounts receivable	13,211	10,113
Inventories	8,633	6,618
Prepaid expenses and other current assets	1,211	1,688
Total current assets	42,678	34,260
Property, plant and equipment, net	12,676	12,565
Right of use assets, net	3,637	3,760
Intangible assets, net	19,011	21,383
Goodwill	6,740	6,740
Restricted cash	1,560	1,560
Other assets	754	929
Total assets	$87,056	$81,197

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,687	$1,895
Accrued liabilities	14,851	11,650
Deferred revenue, current portion	360	374
Lease liability, current portion	1,381	1,008
Debt, current portion, net	25,909	9,301
Total current liabilities	45,188	24,228
Deferred revenue, less current portion	1,165	1,628
Lease liability, less current portion	2,511	3,050
Debt, less current portion, net	7,691	11,479
Debt due to related parties	—	7,300
Other liabilities	848	2,102
Total liabilities	57,403	49,787
Commitments and contingencies
Stockholders' equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at December 31, 2021 and 2020	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 182,224 and 167,478 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Additional paid in capital	387,023	372,226
Accumulated deficit	(357,371)	(340,817)
Total stockholders' equity	29,653	31,410
Total liabilities and stockholders' equity	$87,056	$81,197

MARRONE BIO INNOVATIONS, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	DECEMBER 31,	DECEMBER 31,
	2021	2020
Revenues:
Product	$43,812	$37,915
License	498	459
Total revenues	44,310	38,374
Cost of product revenues	17,064	15,505
Gross profit	27,246	22,869
Operating Expenses:
Research, development and patent	12,077	11,330
Selling, general and administrative	30,573	28,734
Total operating expenses	42,650	40,064
Loss from operations	(15,404)	(17,195)
Other income (expense):
Interest expense	(1,570)	(1,443)
Loss on modification of warrants	—	(72)
Loss on issuance of new warrants	—	(1,391)
Change in fair value of contingent consideration	639	(445)
Other income, net	(174)	407
Total other expense, net	(1,105)	(2,944)
Net loss before income taxes	(16,509)	(20,139)
Income tax expense	(45)	(29)
Net Loss	$(16,554)	$(20,168)
Basic and diluted net loss per common share:	$(0.09)	$(0.14)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	174,832	148,892

MARRONE BIO INNOVATIONS, INC.
Consolidated Statements of Cash Flows
(Unaudited – In Thousands)

	DECEMBER 31,	DECEMBER 31,
	2021	2020
Cash flows from operating activities
Net loss	$(16,554)	$(20,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,531	3,558
Gain on disposal of equipment	—	(9)
Change in inventory reserves	(35)	(139)
Right of use assets amortization	1,036	807
Share-based compensation	3,351	3,595
Non-cash interest expense	179	226
Loss on modification of warrants	—	72
Loss on issuance of new warrants	—	1,391
Change in fair value of contingent consideration	(639)	445
Net changes in operating assets and liabilities:
Accounts receivable	(3,098)	(4,188)
Inventories	(1,980)	1,670
Prepaid Expenses and other assets	652	(219)
Accounts payable	585	(1,409)
Accrued and other liabilities	4,718	(148)
Lease Liability	(1,079)	(825)
Deferred revenue	(628)	(618)
Net cash used in operating activities	(9,961)	(15,959)
Cash flows from investing activities
Payment of consideration in connection with previous asset purchase	(750)	(1,240)
Purchases of property, plant and equipment	(1,093)	(559)
Proceeds from sale of equipment	—	2
Net cash used in investing activities	(1,843)	(1,797)
Cash flows from financing activities
Proceeds from issuance of debt	—	202
Proceeds from secured borrowings	43,340	40,127
Repayment in secured borrowings	(37,476)	(34,790)
Repayment of debt	(372)	(524)
Exercise of stock options	—	108
Equity offering costs	—	(104)
Net settlement of options	87	—
Proceeds from employee stock purchase plan	287	254
Exercise of warrants	9,720	22,072
Net cash provided by financing activities	15,586	27,345
Net increase in cash and cash equivalents and restricted cash	3,782	9,589
Cash and cash equivalents and restricted cash, beginning of period	17,401	7,812
Cash and cash equivalents and restricted cash, end of period	$21,183	$17,401

Supplemental disclosure of cash flow information
Cash paid for interest	$1,383	$1,166
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$207	$44
Right of use assets (non-cash) acquired	$913	$—
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$348	$632
Contingent consideration milestone settled in common shares	$1,004	$—